                                                                   Exhibit 10.47




                          HOUSTONSTREET EXCHANGE, INC.


                         SENIOR SECURED NOTE AND WARRANT
                               PURCHASE AGREEMENT


                           Dated as of March 30, 2001

                                TABLE OF CONTENTS

                                                                                       PAGE NO.


1.    Authorization and Sale of Units.............................................         1

1.1.     Authorization of Notes...................................................         1
1.2.     Authorization of Series C Stock Warrants.................................         2
1.3.     Authorization of Common Stock Warrants...................................         2
1.4.     Authorization of Series C Stock..........................................         2
1.5.     Sale of Units............................................................         2
1.6.     Use of Proceeds..........................................................         2

2.    The Closings................................................................         3


3.    Representations of the Company..............................................         4

3.1.     Organization and Standing................................................         4
3.2.     Capitalization...........................................................         5
3.3.     Subsidiaries, Etc........................................................         5
3.4.     Issuance of Units........................................................         5
3.5.     Authority................................................................         6
3.6.     Noncontravention.........................................................         6
3.7.     Governmental Consents....................................................         7
3.8.     Litigation...............................................................         7
3.9.     Financial Statements.....................................................         7
3.10.    Absence of Undisclosed Liabilities; No Default...........................         7
3.11.    Property and Assets......................................................         8
3.12.    Taxes....................................................................         8
3.13.    Intellectual Property....................................................         8
3.14.    Insurance................................................................         9
3.15.    Material Contracts and Obligations.......................................         9
3.16.    Compliance...............................................................        10
3.17.    Absence of Changes.......................................................        10
3.18.    Employees................................................................        10
3.19.    Books and Records........................................................        10
3.20.    U.S. Real Property Holding Corporation...................................        10
3.21.    Registration Rights......................................................        10
3.22.    Investment Company Act...................................................        10

4.    Representations of the Purchasers...........................................        11

4.1.     Investment...............................................................        11
4.2.     Authority................................................................        11
4.3.     Experience...............................................................        11

5.    Conditions to the Obligations of the Purchasers at the Initial Closing......        11

5.1.     Accuracy of Representations and Warranties...............................        11
5.2.     Performance..............................................................        11

5.3.     Funding by Purchasers....................................................        12
5.4.     Opinion of Counsel.......................................................        12
5.5.     Ancillary Agreements.....................................................        12
5.6.     Certificates and Documents...............................................        12
5.7.     Compliance Certificates..................................................        13
5.8.     Other Matters............................................................        13

6.    Conditions to the Obligations of the Purchasers at the Subsequent Closing...        13

6.1.     Successful Operation of Enron Online Link and Natural Gas Platform.......        13
6.2.     Certificates and Documents...............................................        13

7.    Conditions to the Obligations of the Company................................        13

7.1.     Accuracy of Representations and Warranties...............................        14
7.2.     Ancillary Agreements.....................................................        14
7.3.     Other Matters............................................................        14
7.4.     Obligations to the Holders of the BayCorp Promissory Note................        14
7.5.     Obligations to Equiva....................................................        14

8.    Affirmative Covenants of the Company........................................        14

8.1.     Books and Records; Inspection............................................        14
8.2.     Financial Statements and Other Information...............................        14
8.3.     Material Changes and Litigation..........................................        15
8.4.     Key Man Insurance........................................................        16
8.5.     Reservation of Common Stock; No Integration..............................        16
8.6.     Corporate Existence; Code of Conduct.....................................        16
8.7.     Taxes....................................................................        16
8.8.     Compliance with Law......................................................        16
8.9.     Termination of Covenants.................................................        17
8.10.    Cooperation..............................................................        17
8.11.    Indebtedness; Liens......................................................        17

9.    Transfer of Shares..........................................................        20

9.1.     Restricted Shares........................................................        20
9.2.     Requirements for Transfer................................................        20
9.3.     Legend...................................................................        21
9.4.     Rule 144A Information....................................................        21

10.   Miscellaneous...............................................................        21

10.1.    Successors and Assigns...................................................        21
10.2.    Confidentiality..........................................................        22
10.3.    Survival of Representations and Warranties...............................        22
10.4.    Brokers..................................................................        23
10.5.    Severability.............................................................        23
10.6.    Specific Performance.....................................................        23
10.7.    Governing Law............................................................        23
10.8.    Notices..................................................................        23

10.9.    Complete Agreement.......................................................        23
10.10.   Amendments and Waivers...................................................        24
10.11.   Pronouns.................................................................        24
10.12.   Counterparts; Facsimile Signatures.......................................        24
10.13.   Section Headings.........................................................        24

11.   Definitions.................................................................        24

                                    EXHIBITS


Exhibit A-1  -     List of Purchasers Purchasing Units in Two Closings

Exhibit A-2  -     List of Purchasers Purchasing Units in One Closing

Exhibit B    -     Amended and Restated Certificate of Incorporation

Exhibit C    -     Exceptions to Representations

Exhibit D    -     Amended and Restated Investor Rights Agreement

Exhibit E    -     Third Amended and Restated Right of First Refusal and
                   Co-Sale Agreement

Exhibit F    -     Employee Invention and Non-Disclosure Agreement

Exhibit G    -     Opinion of Mintz Levin/McLane Graf,Counsel to the Company

Exhibit H    -     Code of Conduct

Exhibit I    -     Fourth Amended and Restated Stockholders' Voting Agreement

Exhibit J    -     Form of Senior Secured Note

Exhibit K    -     Form of Series C Stock Warrant

Exhibit L    -     Form of Common Stock Warrant

                         HOUSTONSTREET EXCHANGE, INC.

              SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT

      This Agreement dated as of the 30th day of March 2001 is entered into by and among HoustonStreet Exchange, Inc., a Delaware corporation (the "Company") and the individuals and entities listed on EXHIBIT A-1 and EXHIBIT A-2 hereto (each a "Purchaser" and collectively the "Purchasers").

                                    RECITALS

      The Company is offering, on the terms and conditions set forth below, (A) to Purchasers as allocated on EXHIBIT A-1 and EXHIBIT A-2 hereto (which such EXHIBIT A-1 may be amended from time to time in the event of Additional Initial Closings (as defined herein)), an aggregate of up to $5,385,655 in Units (as defined below) consisting of (i) Senior Secured Notes (the "Notes"), a form of which is attached hereto as EXHIBIT J, (ii) Warrants (the "Series C Stock Warrants") to purchase shares of Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Stock"), a form of which is attached hereto as EXHIBIT K, and (iii) Warrants (the "Common Stock Warrants," and, together with the Series C Stock Warrants, the "Warrants") to purchase shares of Common Stock, $.01 par value per share (the "Common Stock"), a form of which is attached hereto as EXHIBIT L, (B) to BayCorp Holdings ("BayCorp"), $7,969,842 in Units as consideration for the cancellation of a $7,000,000 Term Loan Promissory Note dated September 21, 2000 executed by the Company in favor of BayCorp (the "BayCorp Promissory Note"), including accrued interest and fees thereon in the amount of $756,767, and the satisfaction of accounts payable by the Company to BayCorp for past due management fees in the amount of $213,075; and (C) to Equiva Trading Company ("Equiva"), $261,518 in Units in satisfaction of accounts payable by the Company to Equiva in the amount of $261,518 (the "Equiva Accounts Payable"). The Notes, Series C Stock Warrants and Common Stock Warrants (collectively, the "Units") are divisible parts of the Unit and may be transferred separately. The original principal amount of the Notes and the respective number of shares into which the Series C Stock Warrants and the Common Stock Warrants purchased by each Purchaser hereunder, together with the dollar amount of the Units encompassing such Note, Series C Warrants and Common Stock Warrants, are listed next to such Purchaser's name on EXHIBIT A-1 or EXHIBIT A-2, as the case may be.

      In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1.    Authorization and Sale of Units.

1.1. Authorization of Notes.The Company has, or before the Initial Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of $13,617,015 in aggregate principal amount, of the Notes. Each Note shall bear interest on the outstanding principal from the date issued until the Note is paid in full at three percent (3%) above the rate of interest publicly announced from time to time by FleetBoston in

Boston, Massachusetts as its prime rate. Each Note is fully due and payable on December 31, 2001.

1.2. Authorization of Series C Stock Warrants. The Company has, or before the Initial Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of the Series C Stock Warrants such that each Purchaser shall be entitled to purchase that number of shares of Series C Stock equal to the quotient of (a) each $1.00 of Note principal plus accrued interest thereon divided by (b) $0.15 (as such price may be adjusted pursuant to the terms of the Series C Stock Warrants, the "Exercise Price"). Such Series C Stock Warrants shall have the rights and obligations set forth in the Series C Preferred Stock Warrant Agreement, dated as of even date herewith and the Subsequent Closing Date, by and among the Company and the persons listed on Annex I thereto.

1.3. Authorization of Common Stock Warrants. The Company has, or before the Initial Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of Common Stock Warrants to purchase an aggregate of 4,539,005 shares of Common Stock at the purchase price of $2.50 per share (providing warrant coverage of 33.33 cents per one of dollar of Notes and Additional Notes) issued to each Purchaser. Such Common Stock Warrants shall have the rights and obligations set forth in the Common Stock Warrant Agreement dated as of even date herewith and the Subsequent Closing Date by and among the Company and the persons listed on Annex I thereto.

1.4. Authorization of Series C Stock. The Company has, or before the Initial Closing (as defined in Section 2) will have, duly authorized the sale and issuance pursuant to the terms of this Agreement, of 150,040,851 shares of Series C Stock, which is reasonably calculated to equal (x) principal and interest that will be payable through the maturity date of the Note (assuming an interest rate of 13%), divided by (y) the Exercise Price (assuming an exercise price of $0.10), having the rights, restrictions, privileges and preferences set forth in the Amended and Restated Certificate of Incorporation attached hereto as EXHIBIT B (the "Certificate of Incorporation"). The Company has adopted and filed the Certificate of Incorporation with the Secretary of State of the State of Delaware.

1.5. Sale of Units. Subject to the terms and conditions of this Agreement, at the Closings (as defined in Section 2) the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, the number of Units set forth opposite such Purchaser's name on EXHIBIT A-1 or EXHIBIT A-2, as the case may be, for the purchase price set forth thereon (the "Purchase Price"); or, in the case of BayCorp, (i) by cancellation of the BayCorp Promissory Note, and (ii) in satisfaction of the payable due to BayCorp as evidenced by the BayCorp Certificate as defined in Section 5.3 or, in the case of Equiva, in satisfaction of the Equiva Accounts Payable as evidenced by the Equiva Certificate as defined in Section 7.5 herein. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Units to each of the Purchasers is a separate sale.

1.6. Use of Proceeds. The Company will use the proceeds from the sale of the Units (i) to complete the development of the Enron Online link and (ii) for general corporate purposes, including working capital and for financing capital expenditures, enhancing research and development, developing strategic relationships, and attracting key personnel; provided, however, the Company shall not without the approval of at least (i) five (5) members of the Board of Directors (or six (6) if there are eight (8) members),
(A) satisfy payables and accrued expenses to Genuity, Sapient, Milbank Tweed, Hadley & McCloy LLP (except for expenses related to the transactions contemplated by this agreement, which are being paid on the date hereof), Hale and Dorr LLP, or Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. (except for expenses of up to $200,000 related to the transactions contemplated by this agreement), existing as of the date hereof, or (B) satisfy any other payables or accrued expenses existing as of the date hereof which exceed, in the aggregate $354,000 (excluding payables and accrued expenses referred to in clause (i)(A) of this Section), and (ii) four (4) members of the Board or Directors (or five
(5) if there are eight (8) members), use any proceeds for acquisitions of all or substantially all of the assets of, or equity interests in, any entity.

2. The Closings. The Units will be purchased in multiple closings. The first closing of $12,117,015 of the Units will be held in tranches commencing on March 30, 2001 as each Purchaser's executed signature page hereto is released to the Company (the "Initial Closing," and the date(s) of such closing the "Initial Closing Date"). At the Initial Closing, (i) the Purchasers listed on Exhibit A-1 hereto shall tender payment for and be issued 50% of Units of set forth opposite such Purchasers' name of Exhibit A-1 hereto, and (ii) the Purchasers listed on Exhibit A-2 hereto shall tender payment for and be issued 100% of the Units set forth opposite such Purchasers' name on Exhibit A-2 hereto. The Company may hold additional closings of up to $1,500,000 of Units at any time prior to April 13, 2001 (each an "Additional Initial Closing" and the date of each such Additional Initial Closing an "Additional Closing Date"). At each Additional Initial Closing, the Purchaser(s) purchasing Units in such Additional Initial Closing shall sign a counterpart signature pages to this Agreement and the Ancillary Agreements (as defined herein) and become a party hereto and thereto. In no event shall BayCorp, Omega Advisors Inc., or Elliott Associates, L.P. (of any affiliates thereof), purchase more than an aggregate of $500,000 of Units in the Additional Initial Closing(s).

      The final closing of the Units shall be held at 9:00 a.m. Eastern Standard Time on the third business day immediately following the first period of any thirty (30) consecutive calendar days immediately following the initial day of operations of the Company's natural gas platform and Enron Online link during which the Company has maintained ninety percent (90%) platform availability with respect to its natural gas platform and Enron Online link (the "Subsequent Closing," and, together with the Initial Closing and any Additional Initial Closings, the "Closings"). At the Subsequent Closing, each Purchaser listed on Exhibit A-1 hereto shall tender payment for and be issued the identical number of Units which such Purchaser purchased in the Initial Closing, or Additional Initial Closing, as applicable.

      For purposes hereof, "platform availability" means that the platform has been accessible for customer log-in between 8:30 AM and 2:30 PM (Central time), Monday through Friday, except where such platform availability cannot be maintained by the Company because of the acts or omissions, outside the control of the Company, of third-party service providers, web hosting providers, software providers and other third parties. The Company will monitor platform availability through automated software tools and will prepare, and make available and distribute to the Purchasers written weekly reports with respect to same. One such report shall be provided on the twenty-fifth day of such thirty-day period and shall indicate the expected date of the Subsequent Closing. The Company shall provide each Purchaser three (3) business days' prior notice of the date of the Subsequent Closing. The Closings shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. at One Financial Center, Boston, Massachusetts 02110. The times, dates and places of the Closings may be changed by mutual agreement of the Company and the Purchasers. At the Closings, the Company shall deliver to each of the Purchasers documentation for that number of Units being purchased at the applicable Closing by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the Purchase Price as applicable, by wire transfer, check or other method of delivering immediately available funds that is acceptable to the Company. If at the Initial Closing any of the conditions specified in Section 5 shall not have been fulfilled, each of the Purchasers shall, at his, her or its election, be relieved of all of his, her or its obligations under this Agreement and will thereby waive all other rights he, she or it may have by reason of such failure or such non-fulfillment. If at the Subsequent Closing any of the conditions specified in Section 6 shall not have been fulfilled, each of the Purchasers shall, at his, her or its election, be relieved of all of his, her or its obligations to complete the Subsequent Closing.

3. Representations of the Company. The Company hereby represents and warrants to each of the Purchasers that the statements contained in this Section 3 are true, complete and correct. EXHIBIT C shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of EXHIBIT C shall qualify (i) the corresponding paragraph of this Section 3 and (ii) other paragraphs of this Section 3 to the extent it is clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure is applicable to such other paragraphs. The inclusion of any information in EXHIBIT C shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms of this Agreement to be disclosed, is material to the Company, has or would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect") or is outside the ordinary course of business.

3.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own its properties and conduct its business as presently conducted and as currently contemplated to be conducted in the United States and to enter into and perform this Agreement, the Fourth Amended and Restated Stockholders' Voting Agreement, the form of which is attached hereto as EXHIBIT I (the "Stockholders' Voting Agreement"), Amended and Restated Investor Rights Agreement, the form of which is attached hereto as EXHIBIT D (the "Investor Rights Agreement") and the Third Amended and Restated Right of First Refusal and Co-Sale Agreement, the form of which is attached hereto as EXHIBIT E (the "Right of First Refusal and Co-Sale Agreement," and, together with the Stockholders' Voting Agreement and Investor Rights Agreement, the "Ancillary Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of New Hampshire, the State of Texas and in every other jurisdiction in which the failure so to qualify would have a Company Material Adverse Effect. The Company has made available to the Purchasers true and complete copies of its Certificate of Incorporation and By-Laws, each as amended to date and currently in effect.

3.2. Capitalization. Except as set forth in Section 3.2 of EXHIBIT C, the authorized capital stock of the Company, prior to the amendment of the Company's Certificate of Incorporation that will be made prior to the Initial Closing, consists of (i) 50,000,000 shares of Common Stock, of which (A) 16,922,525 shares are issued and outstanding immediately before the Initial Closing, (B) 3,000,000 shares have been reserved for issuance pursuant to the 1999 Stock Incentive Plan of the Company, and (C) a minimum of 2,544,347 shares (or such number of shares equal to ten 10% of the outstanding Common Stock on the date of exercise) are reserved for issuance upon the exercise of a warrant dated December 4, 2000 by and between the Company and Enron Net Work LLC ("Enron") (the "Enron Shares"); (ii) 3,760,003 shares of Series A Convertible Preferred Stock, par value $.01 per share, (the "Series A Stock"), all of which are issued or outstanding; and (iii) 2,333,334 shares of Series B Convertible Preferred Stock par value $.01 per share, (the "Series B Stock"), 1,083,334 of which are issued and outstanding. There are outstanding warrants to purchase 60,000 shares of Common Stock and the Enron Shares. All of the issued and outstanding shares of Common Stock, Series A Stock and Series B Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable federal and state securities laws. Except as set forth in Section 3.2 of EXHIBIT C or as provided in this Agreement, the Ancillary Agreements or as authorized or outstanding pursuant to the Series A Stock, the Series B Stock and the Company's 1999 Stock Incentive Plan, (i) no subscription, warrant, option, convertible security or other right to purchase or acquire any shares of capital stock of the Company is authorized or outstanding and no party has any preemptive rights, rights of first refusal or similar rights to acquire any such shares, (ii) the Company has no obligation to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company and (v) the Company has no obligation or commitment to do any of the foregoing.

3.3. Subsidiaries, Etc. Except for HoustonStreet Exchange N.V., a public limited liability company organized under the laws of the Netherlands, and its subsidiary, HoustonStreet Exchange, Ltd., a private limited liability company organized under the laws of England, or as set forth in Section 3.3 of EXHIBIT C, the Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

3.4. Issuance of Units. The issuance, sale and delivery of (i) the Notes, the Series C Stock Warrants and the Common Stock Warrants in accordance with this Agreement, (ii) the shares of Series C Stock issuable upon the exercise of the Series C Warrants (to the extent that the Series C Warrants are exercisable for not less than $0.10 per share and the interest rate on the Note does not exceed 13%), (iii) the shares of Common Stock issuable upon conversion of such Series C Stock (to the extent that the Series C Warrants are exercisable for not less than $0.10 per share and the interest rate on the Note does not exceed 13%) and
(iv) the shares of Common Stock issuable upon the exercise of the Common Stock Warrants have been, or will be on or prior to the Initial Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been, or will be, duly reserved for issuance; provided, however, that the authorization of the shares of Series C Stock in clause (ii) above shall only be available for the exercise of the Series C Warrants and any Common Stock authorized and reserved for the conversion of such Series C Stock shall only be available for the conversion of such Series C Stock. The shares of Series C Stock issuable upon the exercise of the Series C Warrants, the shares of Common Stock issuable upon conversion of such Series C Stock and the shares of Common Stock issuable upon the exercise of the Common Stock Warrants, when issued upon such exercise or conversion, as the case may be, will be duly and validly issued, fully paid and nonassessable and free of Security Interests, except pursuant to the Ancillary Agreements and applicable securities laws and not issued in violation of preemptive or other similar rights of any third party. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

3.5. Authority. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by the Company, including necessary stockholder action. This Agreement has been, and the Ancillary Agreements when executed at the Initial Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

3.6. Noncontravention. The execution of and performance of the transactions contemplated by this Agreement (including, without limitation, the issuance of Series C Stock upon the exercise of the Series C Warrants, the issuance of shares of Common Stock upon the conversion of such Series C Stock and the issuance of shares of Common Stock upon the exercise of the Common Stock Warrants) and the Ancillary Agreements and compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity") or other third party, except for any filing, permit, authorization, consent or approval which is set forth in Section 3.6 of EXHIBIT C or, if not obtained or made would not reasonably be expected to have a Company Material Adverse Effect, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or, except as set forth in Section 3.6 of EXHIBIT C, require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Company except as contemplated by this Agreement or

(e) conflict with or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

3.7. Governmental Consents. Except as set forth in Section 3.7 of EXHIBIT C, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with (i) the execution and delivery of this Agreement or the Ancillary Agreements, (ii) the offer, issuance, sale and delivery of the Notes, the Series C Stock Warrants and the Common Stock Warrants, (iii) the issuance and delivery of the shares of Series C Stock issuable upon the exercise of the Series C Warrants, (iv) the issuance and delivery of Common Stock issuable upon conversion of such Series C Stock, (v) the issuance and delivery of the shares of Common Stock issuable upon the exercise of the Common Stock Warrants or (vi) the other transactions to be consummated at the Closings, in each case as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Initial Closing and such filings required to be made after the Initial Closing under applicable federal and state securities laws, all of which filings are specified in Section 3.7 of EXHIBIT C. Based in part on the representations made by each of the Purchasers in Section 4 of this Agreement, no registration was required under the Securities Act of 1933, as amended (the "Securities Act"), or under applicable state securities laws in connection with the issuance and sale of (A) the outstanding shares of capital stock of the Company and (B) the shares of Series C Stock issuable upon the exercise of the Series C Warrants, (C) the shares of Common Stock issuable upon conversion of such Series C Stock and (D) the shares of Common Stock issuable upon the exercise of the Common Stock Warrants.

3.8. Litigation. There is no action, suit, proceeding, written claim or written demand pending against the Company. There is no action, suit, proceeding, governmental inquiry or investigation threatened against the Company. In addition, to the Company's knowledge, there is no governmental inquiry or investigation pending against the Company.

3.9. Financial Statements. Section 3.9 of EXHIBIT C hereto contains a complete and correct copy of the unaudited balance sheet of the Company (the "Unaudited Balance Sheet") at December 31, 2000 (the "Unaudited Balance Sheet Date") and the related statements of operations and cash flows for the period that ended on the Unaudited Balance Sheet Date (collectively, the "Financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the Financial Statements do not include footnotes that are subject to normal year end audit adjustments.

3.10. Absence of Undisclosed Liabilities; No Default. Except as set forth in
Section 3.10 of EXHIBIT C, the Company does not have any liability (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Unaudited Balance Sheet, (b) liabilities which have arisen since the Unaudited Balance Sheet Date in the ordinary course of business and are not, in the case of any individual liability or group of related liabilities due to a particular person or entity, in excess of $50,000 and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet. Except as set forth in Section 3.10 of EXHIBIT C, the Company is not in material default under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness or Security Interest.

3.11. Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Unaudited Balance Sheet, except those disposed of since the date thereof in the ordinary course of business and which amount does not exceed $5,000, and none of such properties or assets is subject to any Security Interest, except as set forth in Section 3.11 of EXHIBIT C.

3.12. Taxes. Since April 27, 1999 (formation) to the date hereof, the Company has timely paid and discharged, or (with respect to taxes, assessments or other governmental charges, any of which are not yet due and payable) reserved for, all taxes (including all employment and payroll taxes) and all assessments or other governmental charges due as a result of the Company's ownership of its property or in respect of its franchises or income.

3.13. Intellectual Property.

      (a) Except as set forth in Section 3.13(a) of EXHIBIT C, the Company owns, free and clear of all Security Interests, or has the valid right to use all Intellectual Property (as defined below in this Section 3.13) used by it in its business as currently conducted. Each employee of the Company who created any of the Company's Intellectual Property and each independent contractor engaged by the Company who created any of the Company's Intellectual Property has assigned to the Company all of such employee's or contractor's right, title and interest in such Intellectual Property. Except as set forth in Section 3.13(a) of EXHIBIT C, no other person or entity (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (c) below and non-exclusive licensees of the Company's Intellectual Property in the ordinary course of the Company's business) has any rights to any of the Intellectual Property owned or used by the Company, and, to the Company's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing.

      (b) To the Company's knowledge, no activity or business conducted by the Company and no Intellectual Property owned or used by the Company (other than "off-the-shelf" generally commercially available software) infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. The Company has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.

      (c) Section 3.13 of EXHIBIT C hereto identifies each agreement with a third party pursuant to which the Company obtains rights to Intellectual Property material to the business of the Company (other than software that is generally commercially available) that is owned by a party other than the Company. Other than license fees for software that is generally commercially available, the Company is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

      (d) The Company has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to the Company's knowledge, there have been no acts or omissions by the officers, directors, shareholders, employees and agents of the Company the result of which would be to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of the Company's Intellectual Property.

3.14. Insurance. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks, all of which policies are in full force and effect.

3.15. Material Contracts and Obligations. Section 3.15 of EXHIBIT C sets forth a true and complete list of the following agreements, commitments and understandings, whether written or oral, to which the Company is a party or by which it is bound: (a) those which require future expenditures by the Company in excess of $100,000 or which might result in payments to the Company in excess of $100,000, (b) employment and consulting agreements, any "employee benefit plan" (as that term is defined in the Employee Retirement Income Security Act of 1974, as amended), bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, (c) those with any current or former stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act ), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (d) those under which the Company is restricted from carrying on any business or that otherwise materially restrict the Company in the operation of its business anywhere in the world, (e) those relating to indebtedness for borrowed money in excess of $100,000, (f) those for the disposition of a material portion of the Company's assets (other than for the sale of inventory in the ordinary course of business), (g) those for the acquisition of the business or shares of another person and (h) those which are otherwise material to the Company or its business. All such agreements, commitments and understandings are in full force and effect. Neither the Company, nor, to the Company's knowledge, any other party thereto, is in default of any of its obligations under any such agreement, commitment or understanding.

3.16. Compliance. The Company has, in all material respects, complied, and is currently in compliance in all material respects, with all laws, regulations, ordinances and orders applicable to its present and proposed business and has all material permits, licenses and authorizations required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which is reasonably likely to have a Company Material Adverse Effect. To the Company's knowledge, no employee of the Company is in material violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

3.17. Absence of Changes. Since the Unaudited Balance Sheet Date, there has been no material adverse change in the business, prospects, financial condition or results of operations of the Company; provided, however, that the Company has continued to incur losses since the Unaudited Balance Sheet Date as described in
Section 3.17 of EXHIBIT C.

3.18. Employees. All employees of the Company who have or may reasonably be expected in the future to have access to confidential or proprietary information of the Company have executed and delivered or will have executed and delivered employee invention and nondisclosure agreements in the form of EXHIBIT F, and all of such agreements are in full force and effect. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

3.19. Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

3.20. U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in
Section 897(c)(2) of the Internal Revenue Code and Section 1.897-2(b) of the IRS Regulations.

3.21. Registration Rights. Except as described in Section 3.21 of EXHIBIT C and in the Investor Rights Agreement, the Company is not under any contractual obligation to register with the Commission any of its currently outstanding securities or any of its securities that may hereafter be issued.

3.22. Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Units pursuant to this Agreement will not be, an "investment company" or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

4. Representations of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

4.1. Investment. Such Purchaser is acquiring the Notes, the Series C Warrants, the shares of Series C Stock issuable upon the exercise of the Series C Warrants, the shares of Common Stock into which such Series C Stock may be converted, the Common Stock Warrants and the shares of Common Stock issuable upon the exercise of the Common Stock Warrants, for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

4.2. Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

4.3. Experience. Such Purchaser has carefully reviewed the representations made by the Company in this Agreement; the officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and such Purchaser is able financially to bear the risks thereof. Such Purchaser understands that the Confidential Information Memorandum of the Company dated as of March 2001 (the "CIM") was prepared by the Company and distributed to such Purchaser solely for informational purposes. Such Purchaser acknowledges that it has not relied upon the CIM in making its investment decision.

5. Conditions to the Obligations of the Purchasers at the Initial Closing and the Additional Initial Closing(s). The obligation of each of the Purchasers to purchase Units at the Initial Closing or the Additional Initial Closing, as the case may be, is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Initial Closing or the Additional Initial Closing, as the case may be:

5.1. Accuracy of Representations and Warranties. Each representation and warranty contained in Sections 1 and 3 shall be true on and as of the Initial Closing Date, or the Additional Initial Closing date, as the case may be, with the same effect as though such representation and warranty had been made on and as of that date.

5.2. Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Initial Closing, or the Additional Initial Closing date, as the case may be.

5.3. Funding by Purchasers; Cancellation of BayCorp Payable. (a) Each of BayCorp and Equiva shall have provided for delivery of the BayCorp Promissory Note, and Equiva Certificate as required by Section 1.5 hereof; and (b) the Company shall have provided written evidence of BayCorp's cancellation of the payable due to BayCorp in the amount of $213,075 and BayCorp's acknowledgement that the Company has satisfied all payables due as of the Initial Closing Date (the "BayCorp Certificate").

5.4. Opinion of Counsel. Each Purchaser shall have received an opinion from McLane, Graf, Raulerson & Middleton PA and/or Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., counsel for the Company, dated the Initial Closing Date, or the Additional Initial Closing date, as the case may be, addressed to the Purchasers, and satisfactory in form and substance to each Purchaser, substantially to the effect set forth in EXHIBIT G.

5.5.  Ancillary Agreements.

      (a) Stockholders' Voting Agreement. The Stockholders' Voting Agreement shall have been executed and delivered by the Company and each other party thereto.

      (b) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by the Company and each other party thereto.

      (c) Right of First Refusal and Co-Sale Agreement. The Right of First Refusal and Co-Sale Agreement shall have been executed and delivered by the Company and each other party thereto.

5.6. Certificates and Documents. The Company shall have made available to the Purchasers:

      (a) The Certificate of Incorporation of the Company, as amended and in effect as of the Initial Closing Date, certified by the Secretary of State of the State of Delaware;

      (b) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware, the Secretary of State of the State of New Hampshire and the Secretary of State of the State of Texas;

      (c) By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Initial Closing Date;

      (d) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of the Company as of the Initial Closing Date; and

      (e) A Certificate of an officer of BayCorp certifying BayCorp's approval of the transactions contemplated by the Agreement and the Ancillary Agreements.

5.7. Compliance Certificates. The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company, dated the Initial Closing Date, or the Additional Initial Closing date, as the case may be, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6 of this Agreement.

5.8. Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6. Conditions to the Obligations of the Purchasers at the Subsequent Closing. The obligation of each of the Purchasers to purchase Units at the Subsequent Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Subsequent Closing:

6.1. Successful Operation of Enron Online Link and Natural Gas Platform. The Company's shall have satisfied the condition to the Subsequent Closing set forth in Section 2 hereof and shall have provided to the Purchasers a certificate, executed by the President or a Vice President of the Company, certifying as to same.

6.2. Certificates and Documents. The Company shall have made available to the Purchasers:

      (a) The Certificate of Incorporation of the Company, as amended and in effect as of the Subsequent Closing Date, certified by the Secretary of State of the State of Delaware;


      (b) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware, the Secretary of State of the State of New Hampshire and the Secretary of State of the State of Texas;

      (c) By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Subsequent Closing Date;

      (d) Resolutions of the Board of Directors of the Company, acknowledging that the previously adopted resolutions, authorizing and approving all matters in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby are in full force and effect and no subsequent resolutions of the Board of Directors contradict such previous resolutions, certified by the Secretary or Assistant Secretary of the Company as of the Subsequent Closing Date; and

7. Conditions to the Obligations of the Company. The obligations of the Company, with respect to each Purchaser, under Section 1.5 of this Agreement are subject to fulfillment by that Purchaser, or the waiver by the Company, of the following conditions on or before the Initial Closing:

7.1. Accuracy of Representations and Warranties. The representations and warranties of such Purchaser contained in Section 4 shall be true on and as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

7.2.  Ancillary Agreements.

      (a) Stockholders' Voting Agreement. The Stockholders' Voting Agreement shall have been executed and delivered by such Purchaser.

      (b) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by such Purchaser.

      (c) Right of First Refusal and Co-Sale Agreement. The Right of First Refusal and Co-Sale Agreement shall have been executed and delivered by such Purchaser.

7.3. Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company, and the Company shall have received all such counterpart originals or certified or other copies of such documents from such Purchaser as it may reasonably request.

7.4. Obligations to the Holders of the BayCorp Promissory Note. The obligations of the Company with respect to the Units attributable to BayCorp Promissory Note are subject to delivery to the Company of the cancelled BayCorp Promissory Note.

7.5. Obligations to Equiva. The obligations of the Company with respect to the Units attributable to the Equiva Accounts Payable are subject to the delivery to the Company of a certificate, executed by the appropriate officer of Equiva, dated the date of the Initial Closing, certifying to the satisfaction of the Equiva Accounts Payable (the "Equiva Certificate").

8.    Covenants of the Company.

8.1. Books and Records; Inspection. The Company shall keep, and shall cause each of its subsidiaries (if, when and to the extent any such subsidiaries are formed) to keep, books and records reflecting all of its business affairs and transactions in accordance with GAAP and shall permit each Purchaser that holds Series C Stock Warrants representing at least 2% of the Series C Stock initially issuable upon exercise of all the Series C Stock Warrants issued pursuant to this Agreement, or any authorized representative thereof, to visit and inspect the properties of the Company and its subsidiaries (if, when and to the extent any such subsidiaries are formed), including their respective corporate and financial records, and to discuss their respective businesses and finances with directors, officers and outside accountants of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

8.2. Financial Statements and Other Information. The Company shall deliver to each Purchaser that holds Series C Warrants representing the right to purchase at least 2% of the Series C Stock initially issuable upon exercise of all the Series C Stock Warrants issued pursuant to this Agreement:

      (a) within 90 days after the end of each fiscal year of the Company, (i) an audited consolidated balance sheet of the Company and its subsidiaries (if, when and to the extent any such subsidiaries are formed) as at the end of such year and audited consolidated statements of income and of cash flows of the Company and its subsidiaries (if, when and to the extent any such subsidiaries are formed) for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with GAAP and (ii) an audit report on such financial statements prepared by such accountants stating that (A) the examination by such accountants with respect to such financial statements was made in accordance with generally accepted auditing standards and (B) in the opinion of such accountants, such financial statements present fairly the financial position of the Company and subsidiaries (if, when and to the extent any such subsidiaries are formed), the results of their operations, and the changes in their financial position as of the dates and for the periods of time covered thereby in conformity with GAAP;

      (b) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited consolidated balance sheet of the Company and its subsidiaries (if, when and to the extent any such subsidiaries are formed) as at the end of such quarter, and unaudited consolidated statements of income and of cash flows of the Company and its subsidiaries (if, when and to the extent any such subsidiaries are formed) for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter. Such balance sheet and income and cash flow statements shall be certified on behalf of the Company by an appropriate officer of the Company as complete and accurate to the best of such officer's information and belief, subject to normal year-end adjustments;

      (c) promptly upon receipt thereof, any additional written reports, management letters or other written detailed information concerning significant aspects of the Company's operations and financial affairs, in each case provided to the Company in final form by its independent accountants (and not otherwise contained in other materials provided hereunder); and

      (d) as soon as practicable after a request by any Purchaser that holds Series C Stock Warrants representing at least 2% of the Series C Common Stock initially issuable upon exercise of all the Series C Stock Warrants issued pursuant to this Agreement, the Company shall provide such Purchaser, at such Purchaser's expense, with such information as it may reasonably require in order to effect timely and proper filing of any reports that such Purchaser is required to submit to any governmental authority or its affiliates in connection with the business of the Company or any subsidiary (if, when and to the extent any such subsidiaries are formed) of the Company.

8.3. Material Changes and Litigation. The Company shall promptly (but in any event within five business days following the occurrence) notify each Purchaser of the default by the Company or any subsidiary (if, when and to the extent any such subsidiaries are formed) in the repayment of any indebtedness for borrowed money or any event that has had or in the Company's good faith judgment, is likely to have a material adverse effect on the business, prospects, assets or financial condition of the Company and of any material litigation or material governmental proceeding or investigation brought or, to the Company's knowledge, threatened against the Company, or against any officer, director or key employee of the Company which, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect.

8.4. Key Man Insurance. The Company shall, until December 4, 2003, use commercially reasonable efforts to maintain and continue to pay the premiums on, a key man term life insurance policy from financially sound and reputable insurers on the life of Frank W. Getman Jr. for so long as he is employed by, or devoting substantial time to the business of, the Company, in the amount of $5,000,000. The Company shall not assign, grant a Security Interest in, borrow against or pledge such policy.

8.5. Reservation of Common Stock; No Integration. The Company shall at all times reserve and maintain a sufficient number of (i) shares of Series C Stock for issuance upon the exercise of all of the Series C Warrants (to the extent that the Series C Warrants are exercisable for no less than $0.10 per share and the interest rate on the Note does not exceed 13%), (ii) shares of Common Stock for issuance upon the conversion of all such Series C Stock (to the extent that the Series C Warrants are exercisable for no less than $0.10 per share and the interest rate on the Note does note exceed 13%) and (iii) 4,000,000 shares of Common Stock for issuance upon the exercise of all of the Common Stock Warrants; provided that, the authorization of the shares of Series C Stock in clause (i) above shall only be available for the exercise of the Series C Warrants and the authorization of Common Stock in clause (ii) above shall only be available for the conversion of the Series C Stock. The Company will not offer, sell or issue any securities within six months after the date hereof that would be integrated (within the meaning of Rule 502(a) under the Securities Act) with the offer and sale of the Units under this Agreement in a manner that would cause the offer or sale of the Units under this Agreement to no longer be exempt from registration under the Securities Act.

8.6. Corporate Existence; Code of Conduct. The Company will maintain its corporate existence in full force and effect. The Company will adopt and will maintain in full force and effect a Code of Conduct substantially in the form attached hereto as EXHIBIT H.

8.7. Taxes. The Company will, and will cause each of its subsidiaries (if, when and to the extent such subsidiaries are formed) to, timely pay and discharge, or cause to be timely paid and discharged, all taxes (including all employment and payroll taxes), assessments and other governmental charges imposed upon them or any of their properties or in respect of their franchises or income; provided, however, that no such tax or charge need be paid if being contested in good faith by proceedings diligently conducted and if such reservation or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor.

8.8. Compliance with Law. The Company will, and will cause its subsidiaries (if, when and to the extent such subsidiaries are formed) to, comply in all material respects with all applicable laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every applicable lawful governmental order (whether administrative or judicial) for which the failure to comply would reasonably be expected to have a Company Material Adverse Effect.

8.9. Termination of Certain Covenants. The covenants of the Company contained in Sections 8.1 through 8.8 shall terminate, and be of no further force or effect, upon the closing of the Company's first underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Company of at least $25,000,000, at a price to the public of at least $9.50 per share (as adjusted for stock splits, stock dividends, recapitalizations and similar events) or which otherwise results in the conversion of all Series C Stock to Common Stock.

8.10. Cooperation. The Company shall cooperate and use its best efforts to facilitate the imposition of the first priority lien on all assets of the Company as contemplated by this Agreement and the Ancillary Agreements and shall take all steps necessary to assist with the maintenance of such first priority lien.

8.11. Indebtedness; Liens. The Company covenants and agrees that, for so long as any amount remains unpaid on the Notes, unless consent is obtained from the holders of 85% of the principal amount of the Notes then outstanding, the Company:

      (a) shall not create, incur, assume, or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness. "Indebtedness" shall mean
(a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) any obligation directly or indirectly guaranteed or secured. "Permitted Indebtedness" shall mean the following: (i) Indebtedness of the Company in favor of any holder of any Note issued pursuant to this Note or this Agreement; (ii) Indebtedness which pursuant to its terms is subordinate to the Notes, not to exceed in the aggregate $250,000 principal amount, for which no payment is due prior to January 31, 2002 and which may not be pre-paid prior to January 31, 2002; (iii) Indebtedness to trade creditors incurred in the ordinary course of business; (iv) Indebtedness incurred in connection with leases of equipment in the ordinary course of business, not to exceed in the aggregate $250,000 principal amount; and

      (b) shall not create, incur or suffer to exist any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any of its property or assets (collectively, "Liens"), except (i) Liens for taxes not yet due or contested in good faith with appropriate reserves maintained in the books of the Company; (ii) carriers', warehousemen's, mechanics', and similar Liens arising in the ordinary course of business which are not overdue for more than 90 days or are being contested in good faith; (iii) easements, rights of way, zoning restrictions, and similar Liens on real property, which in the aggregate are not material and do not materially detract from the use of such property; (iv) landlord Liens with respect to real property leased by the Company; (v) the Lien on funds in the amount of $223,145.26 held in an account of Citizens Bank New Hampshire ("CBNH") with respect to Letter of Credit No. 011553 issued by CBNH for the benefit of 222 International Limited Partnership in connection with a lease of real property by the Company; (vi) Liens for Indebtedness of the Company in favor of any holder of any Note issued pursuant to this Agreement; and (vii) Liens for Permitted Indebtedness incurred in connection with leases of equipment in the ordinary course of business.

      (c) Notwithstanding any provisions to the contrary contained herein, for purposes of this Section 8.11 and Sections 8.13 and 10.10, unless and until the Subsequent Closing occurs, any covenant requiring the consent of the holders of 85% of the principal amount of the Notes then outstanding shall require the consent of the holders of 90% of the principal amount of the Notes then outstanding.

8.12. Changes to  Series C Stock.

      The Company covenants and agrees that, for so long as any Series C Stock Warrants remain exercisable or any shares of Series C Stock remain outstanding, unless consent is obtained from holders of all of the Series C Stock outstanding on a fully-diluted basis (assuming the exercise of all outstanding and exercisable Series C Stock Warrants) the Company shall not:

      (a) decrease the liquidation preference or change any of the priorities of the Series C Stock in a manner adverse to the holders of the Series C Stock;

      (b) change any provision relating to the redemption of the Series C Stock in a manner adverse to the holders of the Series C Stock;

      (c) change any provision relating to the voting of the Series C Stock in a manner adverse to the holders of Series C Stock

      (d) change any provision relating to the conversion of the Series C Stock to common stock in a manner adverse to the holders of the Series C Stock;

      (e) subject to Section 4(d)(ii) of Part D of Article IV of the Certificate of Incorporation, as amended, which permits a waiver of the application but not an amendment of this provision, change any provision relating to the anti-dilution rights of the Series C Stock in a manner adverse to the holders of the Series C Stock; or

      (f) reduce the percentage of shares of Series C Stock required to approve any change in the terms of the Series C Stock or waive any of the rights of the holders.

8.13. Other Negative Covenants.

      The Company covenants and agrees that, for so long as any Notes remain outstanding, unless consent is obtained from holders of 85% in interest of the Notes then outstanding, the Company shall not, and in the case of clauses 8.13
(a), (c), (d), (f) and (g) below, shall not permit any direct or indirect subsidiary to:

      (a) declare or pay any dividends or distributions on Common Stock other than dividends payable solely in Common Stock;

      (b) redeem, purchase, retire or otherwise acquire any outstanding shares of Common Stock, except for shares of Common Stock redeemed, purchased, retired or otherwise acquired (i) in connection with restricted stock agreements between the Company and its employees, consultants or advisors approved by the Board of Directors or (ii) from Equiva Trading Company at par value in connection with contractual obligations of the Company to Equiva Trading Company;

      (c) make any loan or advance to any person or entity, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

      (d) incur any indebtedness for borrowed money in excess of $10,000,000 in the aggregate;

      (e) voluntarily liquidate or dissolve (or adopt any plan to do so) or make a voluntary filing in bankruptcy;

      (f) amend any provision of, or add any provision to, the Company's By-Laws which would adversely affect the Series C Stock;

      (g) enter into or materially modify any agreement or arrangement involving $250,000 or more (whether in one transaction or a series of related transactions) with any person or entity (or any group of related persons or entities) unless such agreement or arrangement (i) is approved by the Board of Directors of the Company or (ii) is included in the annual business plan or budget of the Company; or

      (h) enter into or materially modify any agreement or arrangement involving $250,000 or more (whether in one transaction or a series of related transactions) with any person or entity (or any group of related persons or entities) known by the Company to be (i) an Affiliate (as defined below) of the Company or (ii) a holder of 10% or more of the voting power of the Company, in each case unless such agreement or arrangement (x) is approved by a majority of the disinterested members of the Board of Directors of the Company or (y) was included in the annual business plan or budget of the Company. For purposes of this clause (h), "Affiliate" means any person or entity controlling, controlled by or under common control with the Company;

      (i) sell, lease, or otherwise dispose of all or substantially all of its properties or assets;

      (j) amend the Certificate of Incorporation of the Company to authorize any additional shares of Common Stock or Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or to authorize or designate or issue any other class or series of stock senior to, or on a parity with, the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as to dividends, rights upon liquidation or redemption;

      (k) redeem, purchase, retire or otherwise acquire any outstanding shares of Preferred Stock, except for shares of Preferred Stock redeemed, purchased, retired or otherwise acquired pursuant to Sections 6 or 7 of Part B, Sections 6 or 7 of Part C, or Sections 6 or 7 of Part D of Article 4 of the Certificate of Incorporation or any similar provision of this Certificate of Incorporation that may become part of the Certificate of Incorporation in connection with the issuance of shares of Preferred Stock;

      (l) merge with or into or consolidate with any other Company, partnership or other third party;

      (m)   adopt or materially modify an annual business plan or budget;

      (n) issue, other than to Enron, the shares of Common Stock reserved for issuance (including pursuant to any anti-dilution provisions) upon and pursuant to the exercise of the warrant issued to Enron pursuant to that certain Warrant Agreement by and between the Company and Enron dated December 4, 2000;

      (o) issue, other than upon conversion of the Series C Stock, the shares of Common Stock reserved for issuance upon the conversion of all Series C Stock.; or

      (p) prepay or repurchase any Indebtedness (except the Notes on a pro-rata basis, provided, however, that Equiva (to the extent that such payment exceeds the Equiva Accounts Payable) and Conoco shall not participate in such repayment); provided, however, that any holder of the Notes may at any time use the Notes to pay for any exercise of the Series C Stock Warrants or the Common Stock Warrants.

8.14. Payment of Notes.

      If any holder of a Series C Warrant exercises such Series C Warrant pursuant to Section 4(i) or 4(iii) of the Series C Preferred Stock Warrant Agreement, the Company shall use any such proceeds received to pay amounts due on the then outstanding Notes on a pro-rata basis in accordance with the amounts then due thereon; provided, that Equiva (to the extent that such payment exceeds the Equiva Accounts Payable) and Conoco shall not be entitled to any such payments.

9.    Transfer of Shares.

9.1. Restricted Shares. "Restricted Shares" means (i) the shares of Series C Stock issued or issuable upon the exercise of the Series C Warrants, (ii) the shares of Common Stock issued or issuable upon conversion of such Series C Stock, (iii) the shares of Common Stock issued or issuable upon the exercise of the Common Stock Warrants, (iv) any shares of capital stock of the Company acquired by the Purchasers pursuant to the Investor Rights Agreement or Right of First Refusal and Co-Sale Agreement and (v) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

9.2.  Requirements for Transfer.

      (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act or (ii) the Company first shall have been furnished with an opinion of legal counsel or other written evidence reasonably satisfactory to the

Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

      (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 8 to the same extent as if it were the original Purchaser hereunder or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

9.3. Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel or other written evidence reasonably satisfactory to the Company is obtained to the effect that such registration is not required."

      The Company shall cause the foregoing legend to be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they cease to be Restricted Shares.

9.4. Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Restricted Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares for trading through PORTAL. The Company's obligations under this Section 9.4 shall at all times be contingent upon receipt from the Purchaser of a statement that the prospective transferee of Restricted Shares has agreed in writing to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

10.   Miscellaneous.

10.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Company may not assign its rights under this Agreement.

10.2. Confidentiality. Each Purchaser agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder ("Confidential Information"), unless such Purchaser can demonstrate that such Confidential Information was known by that Purchaser prior to disclosure by the Company to that Purchaser, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 10.2 by such Purchaser); provided, however, that a Purchaser may disclose Confidential Information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 10.2 or substantially equivalent provisions, (iii) to any affiliate of such Purchaser or to a partner, stockholder or subsidiary of such Purchaser or their respective employees, representatives or agents, provided that any such person or entity agrees to be bound by the provisions of this Section 10.2 or substantially equivalent provisions, (iv) as may otherwise be required by law or court order, (v) in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over such Purchaser or its affiliates if and only to the extent such disclosure is required by law or court order, (vi) in response to any summons, subpoena or other legal process or in connection with any other judicial proceeding or inquiry, (vii) in connection with the preservation, exercise or enforcement of any of such Purchaser's rights or remedies under this Agreement or any other Ancillary Agreement or (viii) to correct any materially false or materially misleading information which may become public concerning such Purchaser's relationship to the Company or its affiliates or the transactions contemplated by this Agreement, provided that in all cases the Purchaser takes reasonable steps to minimize the extent of any such required disclosure.

10.3. Survival of Representations and Warranties. All representations and warranties contained herein (except for the Company's representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.11 and 3.12 and the first sentence of Section 3.13(a)) shall survive the execution and delivery of this Agreement and the Initial Closing until the third anniversary of the Initial Closing. Any valid claim that is properly asserted in writing prior to the third anniversary of the Initial Closing shall survive until such claim is finally resolved and satisfied. The Company's representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.11 and 3.12 and the first sentence of Section 3.13(a) shall survive the execution and delivery of this Agreement and the Initial Closing for the maximum period permitted under the applicable statute of limitations.

10.4. Brokers. Each party hereto (i) represents and warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

10.5. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

10.6. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

10.8. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

      If to the Company, at 222 International Drive, Suite 125, Portsmouth, New Hampshire 03801, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, Attention: Andrew J. Merken, Esq.; or

      If to a Purchaser, at the address set forth on EXHIBIT A-1 or EXHIBIT A-2, as the case may be, for such Purchaser, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

      Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

10.9. Complete Agreement. This Agreement (including its Exhibits) and the Ancillary Agreements constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter.

10.10. Amendments and Waivers. Subject to the provisions of Section 8.11(c), except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of 85% of the Principal amount of the Notes then outstanding. Notwithstanding the foregoing, this Agreement may be amended with the consent of the holders of less than all of the Principal amount of the Notes then outstanding only in a manner which applies to all such holders in the same fashion; provided, however, in all cases, unanimous consent of the holders of the Notes is required to release, effect, or otherwise modify, a security interest in favor of such holders in any assets of the Company, extend the fixed maturity date or reduce the interest rate of the Notes or reduce the aforesaid percentages of Notes, the holding of which are required to consent to any such amendment or waiver. Any amendment, termination or waiver effected in accordance with this Section 10.10 shall be binding upon each holder of any Units, even if they do not execute such consent, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.11. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

10.12. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

10.13. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

11. Definitions. For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below:

            DEFINED TERM                    SECTION

            Ancillary Agreements            3.1
            Audited Balance Sheet           3.9
            Audited Balance Sheet Date      3.9
            BayCorp                         3.12
            Certificate of Incorporation    1.1
            Closing                         2
            Closing Date                    2
            Right of First Refusal and      3.1
            Co-Sale Agreement
            Common Stock                    3.2


            DEFINED TERM                    SECTION

            Company                         Introduction
            Company Material Adverse Effect 3
            Confidential Information        9.2
            Exchange Act                    8.4
            Financial Statements            3.9
            GAAP                            3.9
            Governmental Entity             3.6
            Intellectual Property           3.13(a)
            Investor Rights Agreement       3.1
            Purchase Price                  1.2
            Purchaser                       Introduction
            Restricted Shares               8.1
            Rule 144A Information           8.4
            Securities Act                  3.15
            Security Interest               3.4
            Series A Stock                  3.2
            Series B Stock                  3.2
            Series C Stock                  1.1
            Shares                          1.2
            Stockholders' Voting Agreement  3.1
            Unaudited Balance Sheet         3.9
            Unaudited Balance Sheet Date    3.9

      IN WITNESS WHEREOF, this Senior Secured Note and Warrant Purchase Agreement has been executed by the parties hereto as of the day and year first above written.


                                    HOUSTONSTREET EXCHANGE, INC.

                                    By: /s/ Frank W. Getman Jr.
                                        ----------------------------------------
                                        Frank W. Getman Jr.
                                        President and Chief Executive Officer

                                    BAYCORP HOLDINGS, LTD.

                                    By: /s/ Frank W. Getman Jr.
                                        ----------------------------------------
                                        Frank W. Getman Jr.
                                        President and Chief Executive Officer

                                    EQUIVA TRADING COMPANY

                                    By: /s/ W.J. Finnerty
                                        ----------------------------------------
                                        Name: W.J. Finnerty
                                        Title:Sr. VP-ETCO

                                    THOMAS H. LEE INVESTORS
                                    LIMITED PARTNERSHIP

                                    By: /s/ Wendy Masler
                                        ----------------------------------------
                                        Name: Wendy Masler
                                        Title: SVP + Treasurer

                                    TSG EQUITY FUND, L.P.

                                    By: /s/ T. Nathanael Shepherd
                                        ----------------------------------------
                                        Name: T. Nathanael Shepherd
                                        Title: President

                                    TSG EQUITY PARTNERS LLC

                                    By: /s/ T. Nathanael Shepherd
                                        ----------------------------------------
                                        Name: T. Nathanael Shepherd
                                        Title: President


                                    THOMAS R. SHEPHERD

                                    /s/ Thomas R. Shepherd
                                    --------------------------------------------

                                    T. NATHANAEL SHEPHERD

                                    /s/ T. Nathanael Shepherd
                                    --------------------------------------------


                                    JAMES S. GORDON

                                    /s/ James S. Gordon
                                    --------------------------------------------


                                    MITCHELL JACOBS

                                    /s/ Mitchell Jacobs
                                    --------------------------------------------


                                    OMEGA ADVISORS, INC. for and on behalf of Omega Capital Partners, L.P.,
                                    Omega International Partners, L.P.,
                                    Omega Overseas Partners, Ltd., and
                                    various institutional accounts under the investment management of Omega Advisors, Inc.

                                    By: /s/ David Bloom
                                        ----------------------------------------
                                        Name: David Bloom
                                        Title: Chief Operating Officer


                                    KROAD VENTURES, L.P.
                                    By:      KRoad Partners, LLC
                                             Its General Partner

                                    By: /s/ David L. Tohir
                                        ----------------------------------------
                                        Name: David L. Tohir
                                        Title: Senior Vice President

                                    VIVENDI, S.A.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    CONOCO, INC.

                                    By: /s/ E.L. Oshlo
                                        ----------------------------------------
                                        Name: E.L. Oshlo
                                        Title: Vice President

                                    WILLIAMS ENERGY MARKETING &
                                     TRADING COMPANY

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    By: /s/ Michael Desrochers
                                        ----------------------------------------
                                        Michael Desrochers


                                    By: /s/ Peter Getman
                                        ----------------------------------------
                                        Peter Getman


                                    By: /s/ Barrett McDevitt
                                        ----------------------------------------
                                        Barrett McDevitt

                                                                     EXHIBIT A-1

               LIST OF PURCHASERS PURCHASING UNITS IN TWO CLOSINGS

   Name and Address of Purchaser            Units/Principal Amount     No. of Series C Stock     No. of Common Stock    Aggregate
                                                  of Notes                   Warrants                  Warrants       Purchase Price
                                                  --------                   --------                  --------       --------------
BayCorp Holdings, Ltd.                             900,000.00                6,000,000                  300,000         $900,000.00
      Attn:  Frank W. Getman, Jr.
      222 International Drive, Suite 125
      Portsmouth, NH  03801-6809
TSG Equity Fund, L.P.                               35,526.22                  236,843                   11,841          $35,526.22
      Attn:  Thomas R. Shepherd
      636 Great Road
      Stow, MA  01775
TSG Equity Partners LLC                                358.86                    2,392                      120             $358.86
      Attn:  Thomas R. Shepherd
      636 Great Road
      Stow, MA  01775
Thomas R. Shepherd                                   3,007.20                   20,048                    1,002            $3007.20
      c/o TSG Equity Partners LLC
      636 Great Road
      Stow, MA  01775
T. Nathanael Shepherd                                1,107.72                    7,384                      370            $1107.72
      c/o TSG Equity Partners LLC
      636 Great Road
      Stow, MA  01775
James S. Gordon                                    375,000.00                2,500,000                  125,000         $375,000.00
      86 Mt. Vernon Street
      Boston, MA  02108
Omega Advisors, Inc.                               180,000.00                1,200,000                   60,000         $180,000.00
      Attention: Ed Levy
      Wall Street Plaza
      88 Pine Street, 31st Floor
      New York, NY 10005
Mitchell Jacobs                                    250,000.00                1,666,667                   83,333         $250,000.00
      1 Energy Road
      North Dartmouth, MA  02747
KRoad Ventures                                     320,000.00                2,133,333                  106,667        $320,000.00*
      330 Madison Avenue
      25th Floor
      New York, NY  10017
Thomas H. Lee Investors Limited Partnership           150,000                1,000,000                   50,000            $150,000
      75 State Street
      Boston, MA  02109

* At any time prior to April 13, 2001, KRoad Ventures may, upon approval of its Investment Committee, increase its investment up to an aggregate of $1,000,000.

                                                                     EXHIBIT A-2


               LIST OF PURCHASERS PURCHASING UNITS IN ONE CLOSING


   Name and Address of Purchaser            Units/Principal Amount   No. of Series C Stock     No. of Common Stock    Aggregate
                                                  of Notes                 Warrants                  Warrants       Purchase Price
                                                  --------                 --------                  --------       --------------
BayCorp Holdings, Ltd.                           7,969,842**              53,132,280**              2,656,614**         7,969,842**
      Attn:  Frank W. Getman, Jr.
      222 International Drive, Suite 125
      Portsmouth, NH  03801-6809
Equiva Trading Company                           1,132,836                 7,552,240                  377,612          $1,132,836
      Attention:  William J. Finnerty              261,518***              1,743,453***                87,173***         $261,518***
      One Allen Center
      500 Dallas Street
      Houston, TX  77002
Michael A. Desrochers                               83,333                   555,553                   27,778             $83,333
      c/o MicroArts Corporation
      655 Portsmouth Avenue
      Portsmouth, NH  03840
Barrett McDevitt                                    83,334                   555,560                   27,778             $83,334
      c/o MicroArts Corporation
      655 Portsmouth Avenue
      Portsmouth, NH  03840
Peter L. Getman                                     83,333                   555,553                   27,778             $83,333
      c/o MicroArts Corporation
      655 Portsmouth Avenue
      Portsmouth, NH  03840
Conoco, Inc.                                       437,819                 2,918,793                  145,940            $437,819
      600 N. Dairy Ashford
      MA 3128
      Houston, TX  77079-1175


** In exchange for the cancellation of the BayCorp Promissory Note, including accrued interest and fees thereon in the amount of $756,767, and the satisfaction of accounts payable by the Company to BayCorp for past due management fees in the amount of $213,075

***  In satisfaction of the Equiva Accounts Payable


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